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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in this Registration Statement on Form F-4 of Georgia Worldwide PLC of our report dated November 25, 2014 relating to the financial statements, and the effectiveness of internal control over financial reporting, which appears in International Game Technology's Annual Report on Form 10-K for the year ended September 27, 2014. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Jose, CA
December 31, 2014

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  Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM